Exhibit 10.3
NOTICE OF RESTRICTED STOCK UNIT AWARD

BUZZFEED, INC.
2021 EQUITY INCENTIVE PLAN

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the BuzzFeed, Inc. (the “Company”) 2021 Equity Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan, this Notice of Restricted Stock Unit Award (the “Notice”) and the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), each of which is incorporated herein by reference.
Unless otherwise defined in this Notice or the Agreement, any capitalized terms used herein will have the same meaning ascribed to them in the Plan.
Name:
Address:
Grant Number:
Number of RSUs:
Date of Grant:
Vesting Commencement Date:
Expiration Date:    The earlier to occur of: (a) the date on which settlement of all RSUs granted hereunder occurs, and (b) the tenth anniversary of the Date of Grant. These RSUs expire earlier if Participant’s Service terminates earlier, as described in the Agreement.
Vesting Schedule:     Subject to the limitations set forth in this Notice, the Plan, and the Agreement, the RSUs will vest in accordance with the following schedule: [The RSUs will vest [in 4 equal quarterly installments on the first 4 quarterly anniversaries of the Vesting Commencement Date][insert applicable vesting schedule], subject to Participant’s continuous Service as a member of the Company’s Board of Directors.
        Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction during Participant’s Service, the vesting of the RSUs shall accelerate in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
Settlement:     RSUs that vest will be settled no later than March 15 of the calendar year following the calendar year in which the vesting occurs.
        Settlement means delivery of the Shares underlying the vested portion of the RSU. Such settlement will occur whether or not Participant remains in continuous Service at the time of settlement, but there will be no settlement of
Form of Non-Employee Director RSU Award Agreement (approved October 28, 2024)

unvested RSUs. No fractional RSUs or rights for fractional Shares will be created pursuant to this Notice or the Agreement.
By accepting this Notice (whether in writing or electronically) and/or acceptance of the RSUs and/or acceptance of the Shares issued in settlement of vested RSUs, Participant acknowledges and agrees to the following, except as otherwise prohibited by, or required by, applicable law:

1)Participant understands that Participant’s Service is for an unspecified duration, can be removed in accordance with the Company’s Certificate of Incorporation, and that nothing in this Notice, the Agreement, or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is subject to Participant’s continuing Service. To the extent permitted by applicable law, Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of Awards or as determined by the Committee.
2)This grant is made under and governed by the Plan, the Agreement, and this Notice, and this Notice is subject to the terms and conditions of the Agreement and the Plan, both of which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice or the Agreement, the terms and conditions of the Plan will prevail. Participant has read, and agrees to be bound by, this Notice, the Agreement, and the Plan.
3)Participant has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.
4)Participant consents to electronic delivery and participation as set forth in the Agreement.
Participant must accept this award within sixty (60) days from the Date of Grant. Failure to accept within this timeframe may result in cancellation of the award and, as such, the forfeiture of all unvested RSUs to the Company immediately and without payment of any consideration to Participant. If Participant accepts any RSUs which vest prior to any such cancellation, Participant is agreeing that the RSUs are granted under, and governed by the terms and conditions of, the Plan, this Notice, and the Agreement.
PARTICIPANT    BUZZFEED, INC.
Signature:     ___________________________        By: ___________________________
Print Name:     ___________________________        Its: ___________________________

Form of Non-Employee Director RSU Award Agreement (approved October 28, 2024)

EXHIBIT A TO NOTICE OF RESTRICTED STOCK UNIT AWARD

RESTRICTED STOCK UNIT AWARD AGREEMENT

BUZZFEED, INC.
2021 EQUITY INCENTIVE PLAN

1.Settlement. RSUs that vest will be settled no later than March 15 of the calendar year following the calendar year in which the vesting occurs. Settlement means delivery of the Shares underlying the vested portion of the RSU. Such settlement will occur whether or not Participant remains in continuous Service at the time of settlement, but there will be no settlement of unvested RSUs. No fractional RSUs or rights for fractional Shares will be created pursuant to the Notice or this Agreement.
2.No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no rights to dividends or to vote such Shares.
3.Dividend Equivalents. Dividend equivalents, if any (whether in cash or Shares), will not be credited to Participant, except as permitted by the Committee.
4.Non-Transferability of RSUs. The RSUs and any interest therein may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis and any such sale, pledge, assignment, hypothecation, transfer or disposition that is not so permitted by the Committee shall be void and unenforceable against the Company. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant. Participant agrees not to sell any Shares acquired pursuant to this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale. This restriction will apply so long as Participant remains in Service.
5.Termination; Leave of Absence; Change in Status. Except as otherwise set forth in an agreement with the Company, if Participant’s Service terminates for any reason, all unvested RSUs will be forfeited to the Company immediately, and all rights of Participant to such RSUs automatically terminate without payment of any consideration to Participant. For purposes of the RSUs, Participant’s Service will be considered terminated as of the date Participant is no longer providing Services to the Company or any of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is providing Services) (the “Termination Date”). The Committee will have the exclusive discretion to determine when Participant is no longer actively providing Services for purposes of Participant’s RSUs (including whether Participant may still be considered to be providing Services while on an approved leave of absence). Unless otherwise provided in this Agreement or as determined by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., Participant’s period of Service would not include a period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is providing services). To the extent permitted by applicable law, Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant is on an approved leave of absence in accordance with the Company’s policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that
Form of Non-Employee Director RSU Award Agreement (approved October 28, 2024)

the vesting of the RSUs and issuance of related Shares pursuant to the Notice and this Agreement is subject to Participant’s continued Service.
6.Taxes.
(a)Responsibility for Taxes. To the extent permitted by applicable law, Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items, including any liabilities under Section 409A of the Internal Revenue Code, related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company, if any. Participant acknowledges that such Tax-Related Items may be due prior to settlement of the Shares and further acknowledges that the Company (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs; the subsequent sale of Shares acquired pursuant to such settlement; and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION.
(b)Withholding. Prior to any relevant taxable or tax withholding event, to the extent permitted by applicable law and as applicable, Participant agrees to make arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company, or its agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:
(i)withholding from Participant’s wages or other cash compensation paid to Participant by the Company;
(ii)withholding from proceeds of the sale of Shares acquired in settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent);
(iii)withholding Shares to be issued in settlement of the RSUs, provided the Company only withholds the number of Shares necessary to satisfy no more than the maximum applicable withholding amounts;
(iv)Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or
(v)any other arrangement approved by the Committee and permitted under applicable law;
all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible rate for Participant’s tax jurisdiction(s) in which case
Form of Non-Employee Director RSU Award Agreement (approved October 28, 2024)

Participant will have no entitlement to the equivalent amount in Shares and will receive a refund of any over-withheld amount in cash in accordance with applicable law. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items.
Finally, Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company has no obligation to issue or deliver Shares or proceeds from the sale of Shares to Participant until Participant has satisfied the obligations in connection with the Tax-Related Items as described in this Section 6.
7.Nature of Grant. By accepting the Notice (whether in writing or electronically) and/or acceptance of the RSUs and/or acceptance of the Shares issued in settlement of vested RSUs, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the RSUs is exceptional, voluntary, and occasional, and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;
(d)Participant is voluntarily participating in the Plan;
(e)the RSUs and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company and will not interfere with the ability of the Company to terminate Participant’s service relationship;
(f)the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;
(g)the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement, or welfare benefits or similar payments;
(h)unless otherwise agreed with the Company, the RSUs, and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary, or Affiliate;
(i)the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;
(j)unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares;
Form of Non-Employee Director RSU Award Agreement (approved October 28, 2024)

(k)neither the Company, nor any of its Subsidiaries or Affiliates, will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement; and
(l)Participant is subject to, and will comply with, the terms and conditions of the Buzzfeed, Inc. Stock Ownership Guidelines Policy and the limitations contained therein on the ability of Participant to transfer any Shares.
8.No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees that he or she should consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
9.Language. If Participant has received this Agreement or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
10.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
11.Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement, and the Plan (each of which incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
12.Entire Agreement; Enforcement of Rights. This Agreement, the Plan, and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments, or negotiations concerning the purchase of the Shares hereunder are superseded. No materially adverse modification of or materially adverse amendment to this Agreement will be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic), unless such modification or amendment is necessary to comply with applicable law, regulation, or securities exchange. The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.
13.Compliance with Laws and Regulations. The issuance of Shares and the sale of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal, local and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Class A Common Stock with any state, federal, or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company will have unilateral authority to amend the Plan and this
Form of Non-Employee Director RSU Award Agreement (approved October 28, 2024)

Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Agreement will be endorsed with appropriate legends, if any, determined by the Company.
14.Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms.
15.Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed, and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s conflict of laws rules. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the state and federal courts in New York, New York. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning, or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning, or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
16.No Rights as Employee, Director or Consultant. Nothing in this Agreement, the Notice or the Plan shall create a right to employment or other Service or be interpreted as forming or amending an employment, service contract or relationship with the Company and this Agreement shall not affect in any manner whatsoever any right or power of the Company, or a Subsidiary or Affiliate, to terminate Participant’s Service in accordance with the Company’s Certificate of Incorporation. Participant waives all and any rights to compensation or damages in consequence of the termination of Participant’s Service for any reason whatsoever (whether such termination is lawful or unlawful) insofar as those rights arise, or may arise, from Participant ceasing to have rights or be entitled to Shares pursuant to this Agreement as a result of such termination or from the loss or diminution in value of such rights or entitlements.
17.Deemed Acceptance of Terms. By Participant’s acceptance of the Notice (whether in writing or electronically) and/or acceptance of the RSUs and/or acceptance of the Shares issued in settlement of vested RSUs, Participant and the Company agree that the RSUs are granted under, and governed by the terms and conditions of, the Plan, the Notice, and this Agreement. Participant has reviewed the Plan, the Notice, and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel regarding the Plan, the Notice, and this Agreement prior to executing the Notice, and fully understands all provisions of the Plan, the Notice, and this Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice, and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.
18.Consent to Electronic Delivery of All Plan Documents and Disclosures. By accepting the Notice (whether in writing or electronically) and/or acceptance of the RSUs and/or acceptance of the Shares issued in settlement of vested RSUs, Participant agrees to participate in the Plan through an on-
Form of Non-Employee Director RSU Award Agreement (approved October 28, 2024)

line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements), or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service, or electronic mail to Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery if local laws prohibit such consent.
19.Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to, directly or indirectly, acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country of residence). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and understands that Participant should consult his or her personal legal advisor on such matters. In addition, Participant acknowledges that he or she has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.
20.Code Section 409A. The RSUs are intended to qualify for the short-term deferral exception under Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). For purposes of this Agreement, a termination of service will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A. Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of service constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of service to be a “specified employee” under Section 409A, then such payment will not be made or commence until the earlier of (a) the expiration of the six (6) month period measured from Participant’s separation from service to the Company, or (b) the date of Participant’s death following such a separation from service; provided, however, that such deferral will only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term
Form of Non-Employee Director RSU Award Agreement (approved October 28, 2024)

deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. If any provision in the Plan or this Agreement would result in the imposition of an additional tax under Section 409A, the Plan or the applicable provision(s) in this Agreement shall be reformed, to the extent permissible under Section 409A, to avoid the imposition of additional tax, and no such action shall be deemed to adversely affect Participant’s rights to the RSUs hereunder. In no event may Participant, directly or indirectly, designate the calendar year of any payment to be made under the Plan or this Agreement that constitutes a “deferral of compensation” within the meaning of Section 409A. Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on, or in respect of, Participant in connection with the Plan and the RSUs (including taxes and penalties under Section 409A).
21.Lock-Up Agreement. If requested by the Company in connection with a consummation of the Business Combination (or the consummation of another transaction), or by any underwriters in connection with an initial public offering of the Company’s securities under the Securities Act, or managing any underwritten offering of the Company’s securities, Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration), except pursuant to a transfer for no consideration in accordance with Section 4 above, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration or consummation as may be requested by the Company or such managing underwriters and to timely execute an agreement reflecting the foregoing as may be requested by the Company or underwriters.
22.Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the RSUs will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy and applicable law, the Company may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs and the Shares issued thereunder.
BY ACCEPTING THE NOTICE, THIS AWARD OF RSUS AND/OR THE SHARES ISSUED IN SETTLEMENT OF VESTED RSUS, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.
Form of Non-Employee Director RSU Award Agreement (approved October 28, 2024)